Exhibit 99.2

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of
   Sensage, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Sensage, Inc. and Subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Sensage, Inc. and Subsidiaries as of December 31, 2011 and 2010, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has experienced losses since its inception and additional financing will be required. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Mateo, California
June 21, 2012

SENSAGE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2011 AND 2010

ASSETS

	2011	2010
CURRENT ASSETS:
Cash and cash equivalents	$2,398,070	$3,329,484
Accounts receivable, net of allowance for doubtful accounts of $499,529 in 2011 and $393,031 in 2010	5,004,830	3,948,403
Prepaid expenses and other	253,979	180,032
Total current assets	7,656,879	7,457,919
PROPERTY AND EQUIPMENT, at cost:
Computer equipment	830,607	1,392,957
Software	198,074	197,744
Leasehold improvements	41,762	67,842
Furniture and fixtures	22,621	38,380
	1,093,064	1,696,923
Less – accumulated depreciation	983,970	1,616,512
	109,094	80,411
OTHER ASSETS	198,388	187,485
	$7,964,361	$7,725,815

See accompanying notes to consolidated financial statements.

SENSAGE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2011 AND 2010

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	2011	2010
CURRENT LIABILITIES:
Current maturities of long-term debt	$863,767	$457,500
Notes payable	650,000	—
Accounts payable and accrued liabilities	1,805,775	2,344,075
Deferred revenues	4,418,934	3,289,532
Total current liabilities	7,738,476	6,091,107
LONG-TERM DEBT, net of current maturities	1,431,603	2,295,728
	9,170,079	8,386,835
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
Common stock, no par value
Authorized – 235,000,000 shares
Issued and outstanding – 17,735,014 shares as of December 31, 2011 and 17,695,665 shares as of December 31, 2010	1,516,254	1,369,753
Convertible preferred stock – Series A, no par value
Authorized – 28,264,570 shares
Issued and outstanding – 27,501,368 shares as of December 31, 2011 and December 31, 2010 (liquidation preference of $6,325,315)	6,216,082	6,216,082
Convertible preferred stock – Series B, no par value
Authorized – 31,811,122 shares
Issued and outstanding – 31,811,122 shares as of December 31, 2011 and December 31, 2010 (liquidation preference of $8,999,366)	8,894,114	8,894,114
Convertible preferred stock – Series C, no par value
Authorized – 33,238,198 shares
Issued and outstanding – 32,892,823 shares as of December 31, 2011 and December 31, 2010 (liquidation preference of $9,999,418)	9,993,939	9,993,939
Convertible preferred stock – Series D, no par value
Authorized – 18,671,130 shares
Issued and outstanding – 16,446,460 shares as of December 31, 2011 and December 31, 2010 (liquidation preference of $5,005,804)	5,243,336	5,243,336
Convertible preferred stock – Series E, no par value
Authorized – 60,043,720 shares
Issued and outstanding – 58,231,095 shares as of December 31, 2011 and December 31, 2010 (liquidation preference of $19,326,900)	19,402,830	19,402,830
Accumulated deficit	(52,472,273)	(51,781,074)
Total stockholders' deficit	(1,205,718)	(661,020)
	$7,964,361	$7,725,815

See accompanying notes to consolidated financial statements.

SENSAGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
REVENUES	$11,858,113	$10,723,562
COST OF REVENUES	2,490,254	2,249,878
Gross profit	9,367,859	8,473,684
RESEARCH AND DEVELOPMENT	4,302,618	5,167,998
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,336,152	8,043,907
Loss from operations	(270,911)	(4,738,221)
OTHER INCOME (EXPENSE):
Interest income	2,508	9,961
Interest expense	(357,567)	(324,058)
Financing expense	(41,486)	(148,153)
Other	(22,143)	59,872
	(418,688)	(402,378)
LOSS BEFORE PROVISION FOR INCOME TAXES	(689,599)	(5,140,599)
PROVISION FOR INCOME TAXES	1,600	1,600
NET LOSS	$(691,199)	$(5,142,199)

See accompanying notes to consolidated financial statements.

SENSAGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	Common Stock		Convertible Series A Preferred Stock		Convertible Series B Preferred Stock		Convertible Series C Preferred Stock		Convertible Series D Preferred Stock		Convertible Series E Preferred Stock		Accumulated Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Total
BALANCE – DECEMBER 31, 2009	17,463,480	$1,184,990	27,501,368	$6,216,082	31,811,122	$8,894,114	32,892,823	$9,993,939	16,446,460	$5,243,336	47,686,207	$15,953,689	(46,638,875)	$847,275
Issuance of series E preferred stock, net of issuance cost of $50,859	—	—	—	—	—	—	—	—	—	—	10,544,888	3,449,141	—	3,449,141
Compensation expense related to stock options granted to employees	—	134,338	—	—	—	—	—	—	—	—	—	—	—	134,338
Issuance of warrant in connection with the issuance of notes payable	—	38,250	—	—	—	—	—	—	—	—	—	—	—	38,250
Issuance of common stock, net of unamortized early exercises	232,185	12,175	—	—	—	—	—	—	—	—	—	—	—	12,175
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(5,142,199)	(5,142,199)
BALANCE – DECEMBER 31, 2010	17,695,665	1,369,753	27,501,368	6,216,082	31,811,122	8,894,114	32,892,823	9,993,939	16,446,460	5,243,336	58,231,095	19,402,830	(51,781,074)	(661,020)
Compensation expense related to stock options granted to employees	—	144,456	—	—	—	—	—	—	—	—	—	—	—	144,456
Issuance of common stock, net of unamortized early exercises	39,349	2,045	—	—	—	—	—	—	—	—	—	—	—	2,045
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(691,199)	(691,199)
BALANCE – DECEMBER 31, 2011	17,735,014	$1,516,254	27,501,368	$6,216,082	31,811,122	$8,894,114	32,892,823	$9,993,939	16,446,460	$5,243,336	58,231,095	$19,402,830	$(52,472,273)	$(1,205,718)

SENSAGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2011 AND 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(691,199)	$(5,142,199)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	144,456	134,338
Depreciation and amortization	109,055	176,448
Provision for doubtful accounts	106,498	289,924
Noncash finance charges	41,486	148,153
Loss on disposal of property and equipment	11,678	373
Changes in assets and liabilities –
Accounts receivable	(1,162,925)	(1,205,676)
Prepaid expenses and other	(96,427)	(44,459)
Other assets	(29,909)	(125,358)
Accounts payable and accrued liabilities	(538,300)	911,225
Deferred revenues	1,129,402	(223,763)
Total adjustments	(284,986)	61,205
Net cash used in operating activities	(976,185)	(5,080,994)
CASH FLOW FROM INVESTING ACTIVITY:
Purchases of property and equipment	(149,416)	(8,313)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	650,000	2,750,000
Proceeds from issuance of common stock	2,045	12,175
Payments on notes payable	(457,858)	(3,473,931)
Proceeds from issuance of preferred stock	—	3,449,141
Net cash provided by financing activities	194,187	2,737,385
NET DECREASE IN CASH AND CASH EQUIVALENTS	(931,414)	(2,351,922)
CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	3,329,484	5,681,406
CASH AND CASH EQUIVALENTS – END OF YEAR	$2,398,070	$3,329,484
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for income taxes	$1,600	$1,600
Cash paid during the year for interest	$357,567	$324,058

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

1. BUSINESS AND ORGANIZATION

General — Sensage, Inc. was incorporated in the State of California in January 2001. Its two wholly-owned subsidiaries are Sensage International, Inc., incorporated in the State of California in January, 2007 and Sensage KK, incorporated in Japan in March 2009. All references in these consolidated financial statements to the “Company” refer to Sensage, Inc. and its subsidiaries.

The Company develops and markets a suite of software products that enables companies to extract business information from extremely high-volume log data, giving customers complete visibility into business critical information. The Company also offers solutions that allow reduction of security, compliance and operation risks and improve the ability to respond to risks and security threats. The Company markets its software products directly and through resellers primarily in the United States of America, with growing presence in both Europe and Asia. The majority of the Company’s revenues are from customers in the financial services, health services, communication and utilities industries. The Company’s headquarters is in Redwood City, California.

Liquidity — The Company has experienced substantial losses since its inception and, as of December 31, 2011, had an accumulated deficit of $52,472,273. Such losses and accumulated deficit primarily resulted from the costs incurred in the development, and sales and marketing of the Company’s products. From its inception, the Company has financed its operations primarily by issuing preferred stock and obtaining bank and other debt.

As discussed in Note 5, the Company, in September 2011, issued subordinated secured convertible promissory notes amounting to $650,000. Additionally, in March 2012, the Company issued subordinated secured convertible promissory notes for the remaining $650,000 available under the credit agreement with existing shareholders. These subordinated secured convertible promissory notes will mature in September 2012, unless extended for another year.

The Company intends to incur significant additional expenses to continue to develop and promote new products as well as to support existing product sales. The Company’s plans to address these liquidity needs include increasing revenues, continuing to control costs, and raising additional debt and equity capital. Any new equity or debt may result in dilution to existing shareholders. There can be no assurance, moreover, that such financing will be available in amounts or on terms commercially acceptable to the Company, if at all.

The continued existence of the Company is dependent on its ability to raise additional debt or equity capital, and eventually establish profitable operations. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of Sensage, Inc. and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Basis of Accounting — The Company uses the accrual basis of accounting for the consolidated financial statements.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash in checking, money market and certificates of deposits, with original maturities of three months or less. The Company has a certificate of deposit amounting to $60,000,as of December 31, 2011 and 2010, held at a financial institution as collateral for the Company’s credit card agreement.

Accounts Receivable — Accounts receivable include amounts billed, unbilled and currently due from customers, net of allowance for doubtful accounts. The allowance for doubtful accounts is determined based on the

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

collectability of receivables. The Company performs credit evaluations of customers and establishes an allowance for doubtful accounts based on the aging of receivables, payment performance and other information. Accounts receivable are written off against allowance when it is probable that the receivables will not be collected.

Concentration of Credit Risk — Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash greater than $250,000 with each financial institution, and accounts receivable. Management performs ongoing evaluation of its cash management policy and believes that potential loss, if any, is not material to the consolidated financial statements. The Company periodically reviews its cash policies, evaluates its customers’ financial condition and maintains adequate reserves for potential credit losses, which are based on management’s expectations and best estimates.

Property and Equipment — Property and equipment are stated at cost and depreciated and amortized as follows:

Type of Property	Estimated Useful Life (in Years)
Computer equipment	3
Software	3
Leasehold improvements	Life of assets or lease term, whichever is shorter
Furniture and fixtures	3

Depreciation and amortization is computed using the straight-line method. The depreciation and amortization expense was $109,055 and $176,448 during the years ended December 31, 2011 and 2010, respectively.

Software Development Costs — Costs of internally developed software for resale are expensed until the technological feasibility of the software product has been established. In accordance with the pronouncement on Internal-Use Software under Intangibles — Goodwill and Other topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), software development costs are capitalized and amortized over the product’s estimated useful life. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

Revenue Recognition — The Company recognizes revenue in accordance with the Software topic of the FASB ASC. Revenue, from software arrangements, is allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, postcontract customer support (“PCS”), installation or training. The determination of fair value is based on objective evidence that is specific to the vendor (“VSOE”). If VSOE of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time as VSOE of fair value exists or until all elements of the arrangement are delivered, except in those circumstances in which the residual method may be used as described below.

The Company’s software products are licensed on a perpetual basis. In addition, the Company provides PCS under a separate maintenance agreement, typically twelve months. PCS includes technical support and unspecified software upgrades and enhancements if and when available. Revenue from perpetual software licenses is recognized under the residual method for arrangements in which the software is sold with PCS and/or professional services, and the Company has established VSOE of fair value for PCS and professional services.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Company recognizes software licenses, PCS or professional services revenue only when there is a persuasive evidence of an arrangement, delivery to the customer has occurred, the fee is fixed and determinable and collectability is reasonably assured.

Revenue from PCS is deferred and recognized ratably over the term of each maintenance agreement. Revenue from professional services is recognized as the services are performed.

Payments received in advance of revenue recognition are reflected as deferred revenue until earned.

Cost of Revenues — Cost of professional services and PCS revenues consist primarily of employee-related and subcontractor costs associated with these services.

Research and Development — All research and development costs are expensed as incurred.

Leases — Leases that meet certain criteria as described in the Leases topic of the FASB ASC are accounted for as capital leases. Such lease liabilities and related assets are recorded at amounts equal to the present value of the minimum lease payments at the inception of the lease. Assets under capital leases in 2010 were amortized ratably over the shorter of their related lease terms or their economic lives. Interest expense relating to the lease obligation is recorded to result in a constant rate of interest over the terms of the leases.

Leases where the lessor retains substantially all the risks and benefits of ownership of the assets are classified as operating leases. Operating lease payments are recognized as an expense on a straight-line basis over the lease term. Accordingly, the impact of scheduled rent increases is recognized over the lease term. The difference between the amount of rent expense and actual lease payments is reflected as deferred rent included under accounts payable and accrued expenses.

Income Taxes — The Company recognizes deferred income tax assets and liabilities for the expected future tax consequences on income events that have been included in the consolidated financial statements or tax returns during the year.

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The provision for deferred income taxes represents the change during the period in the deferred income tax assets and deferred income tax liabilities. The components of the deferred income tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. Valuation allowance is established if it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company also recognizes the impact of an uncertain tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than 50% likelihood of being sustained.

Stock-Based Compensation — The Company accounts for share-based payments in accordance with the Compensation — Stock Compensation topic of the FASB ASC for share-based payments to employees and Equity-Based Payments to Non-Employees topic for equity instruments issued to non-employees. Compensation expense for all share-based payment awards is determined based on the grant-date fair value. Accordingly, the fair value of the estimated number of shares ultimately expected to vest is recognized as compensation expense on a straight-line basis over the requisite service period, which is typically the vesting period of each award.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Estimates Included in the Consolidated Financial Statements — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on historical experience and information that is available to management about current events and actions the Company may take in the future. Significant items subject to estimates and assumptions include the valuation of allowances for accounts receivable, deferred income tax, legal liabilities and assets and obligations related to employee benefit plans. Actual results could differ from those estimates.

Reclassification — Certain items in the prior year financial statements have been reclassified to conform to current year presentation. Such reclassification had no effect on the previously reported net income.

3. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued additional guidance on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The updated guidance is effective on a prospective basis for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The adoption of this guidance will not have a material impact on the Company’s consolidated financial statements.

4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The accounts payable and accrued expenses consist of the following as of December 31, 2011 and 2010:

	2011	2010
Accounts payable	$131,616	$78,771
Vacation, bonuses and payroll taxes	770,352	1,112,882
Accrued commission	489,335	875,331
Other	414,472	277,091
	$1,805,775	$2,344,075

5. NOTES PAYABLE

In September 2011, the Company entered into a note purchase and security agreement with existing shareholders for the issuance of subordinated secured convertible promissory notes (collectively referred to as the “Convertible Notes”) for borrowings up to $1,300,000. On the same date, the first tranche of $650,000 was drawn with the remaining portion of the loan amount available in additional tranches of at least $200,000 allocated ratably based on the investor’s equity ownership. The Convertible Notes bear interest at 8.00% per annum and matures on September 15, 2012, unless extended for another year. Borrowings under the Convertible Notes are collateralized by substantially all of the Company’s personal property, including its intellectual property. The Convertible Notes are subordinated to the Long-Term Debt described in Note 6.

The Convertible Notes may be converted into preferred stock, as follows: (a) optional conversion prior to maturity date or an acquisition, in the event that the Company consummated a qualified equity financing, as defined; (b) conversion at maturity date at the option of the supermajority lenders into a to-be-designated senior stock; (c) automatic conversion in the event that an affiliated lender group does not participate in the additional future tranches available under the agreement.

In the event that the Company consummates a qualified equity financing prior to the earlier of the maturity date or an acquisition, the outstanding balance of the Convertible Notes as of the closing date may be converted at the option of the Supermajority Lenders. The conversion to a New Series F Preferred stock will be

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

5. NOTES PAYABLE  – (continued)

determined by dividing the outstanding amount by the price per share equal to 75% of price paid by the lead investor in the qualified equity financing.

At maturity date and at the option of the Supermajority Lenders, the outstanding balance of the Convertible Notes may be converted to a number of shares of a to-be designated series of Preferred Stock that will rank senior to all preferred stock then authorized and outstanding (Senior Stock). The Senior Stock will have the same rights, preferences and privileges as the Company’s Series E Preferred Stock except with respect to its liquidation preference of 2.5 times its original issue price. The Convertible Notes may be converted to a number of shares determined by dividing the outstanding balance by the price per share of the Senior Stock of $0.33 per share.

The Company determined that the conversion feature of the Convertible Notes are not beneficial at the commitment date but will become beneficial upon the consummation of a qualified equity financing. As such, no portion of the proceeds for the issuance of the Convertible Notes is attributed to the conversion feature. The beneficial conversion feature contingent to the consummation of a qualified equity financing shall be recognized in earnings once the event occurs.

In March 2012, the Company issued subordinated convertible promissory notes for the remaining $650,000 available under the note purchase and security agreement.

6. LONG-TERM DEBT

The long-term debt consists of the following as of December 31, 2011 and 2010:

	2011	2010
13% note payable (effective interest of 4%), with monthly interest only payments from September 2010 through May 2011, and monthly thereafter, principal installments of $92,658, through May 31, 2014, secured by intellectual property	$2,295,370	$2,750,000
Variable interest capital lease obligations, due in monthly interest and principal installments of $323, through October 2011	—	3,228
	2,295,370	2,753,228
Less – current maturities	863,767	457,500
	$1,431,603	$2,295,728

In connection with the note payable, the Company issued a warrant to purchase 1,787,365 shares of common stock at $0.05 per share. This warrant is fully vested and expires in September 2020.

The long-term debt matures as follows:

Years Ending	Amounts
December 31, 2012	$863,767
December 31, 2013	982,995
December 31, 2014	448,608
$2,295,370

7. LEASE COMMITMENTS

The Company leases its office under an operating lease agreement that expired in March 2011. In January 2011, the Company entered into a new operating lease for an office space effective March 2011. The new lease will expire in February 2013. The rent expenses, under the operating leases, were $263,000 and $310,000 during the years ended December 31, 2011 and 2010, respectively.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

7. LEASE COMMITMENTS  – (continued)

The expected future minimum lease payments under the new lease are as follows:

Years Ending	Amounts
December 31, 2012	$187,515
December 31, 2013	31,405

8. PREFERRED STOCK

The Company’s Articles of Incorporation was amended and restated in August 2010. The amended articles of incorporation increased the number of authorized shares of capital stock to 235,000,000 shares of common stock and 172,028,740 shares of convertible preferred stock.

The convertible preferred stock designations are as follows:

Preferred stock	Number of shares
Series A	28,264,570
Series B	31,811,122
Series C	33,238,198
Series D	18,671,130
Series E	60,043,720

In September 2010, the Company entered into an agreement to issue 10,544,888 shares of Series E Convertible Preferred Stock to various investors at its original issue price of $0.33 per share (total gross proceeds of $3,500,000).

The holders of Series A, Series B, Series C, Series D and Series E Preferred Stock have rights, preferences, and privileges as follows:

Dividends — Holders of Series A, Series B, Series C, Series D and Series E Preferred Stock are entitled to receive noncumulative dividends at a rate of 8% per annum of the original issue price (as adjusted for all stock splits, stock dividends, combinations, recapitalizations, and the like) when and if declared by the Board of Directors. No dividends have been declared to date.

Liquidation — In the event of liquidation (as defined), distributions to the shareholders of the Company shall be in the following manner:

(i)	Holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A, Series B, Series C and Series D Preferred Stock, and common stock, an amount per share equal to the original issue price of $0.33 (as adjusted for all stock splits, stock dividends, combinations, recapitalizations and the like) plus an amount equal to all declared, but unpaid dividends of each share of Series E Preferred Stock (the “Series E Liquidation Preference”). If upon the occurrence of such an event, the assets available for distribution are insufficient to permit the payment of the Series E Liquidation Preference, then the entire assets legally available for distribution shall be distributed ratably among the Series E holders in proportion to the amount to which each such holder would otherwise be entitled.
(ii)	Upon completion of the distribution of Series E Liquidation Preference, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A, Series B, Series C Preferred Stock, and common stock, an amount per share equal to the original issue price of $0.30 (as adjusted for all stock splits, stock dividends, combinations, recapitalizations and the like) plus an amount equal to all declared, but unpaid dividends of each share of Series D Preferred Stock (the “Series D Liquidation Preference”). If upon the occurrence of such an event, the assets available for distribution are insufficient to permit the payment of the Series D Liquidation Preference, then the entire assets legally available

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

8. PREFERRED STOCK  – (continued)

for distribution shall be distributed ratably among the Series D holders in proportion to the amount to which each such holder would otherwise be entitled.
(iii)	Upon completion of the distribution of Series E and Series D Liquidation Preference, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A, Series B Preferred Stock, and common stock, an amount per share equal to the original issue price of $0.30 (as adjusted for all stock splits, stock dividends, combinations, recapitalizations and the like) plus an amount equal to all declared, but unpaid dividends of each share of Series C Preferred Stock (the “Series C Liquidation Preference”). If upon the occurrence of such an event, the assets available for distribution are insufficient to permit the payment of the Series C Liquidation Preference, then the entire assets legally available for distribution shall be distributed ratably among the Series C holders in proportion to the amount to which each such holder would otherwise be entitled.
(iv)	Upon completion of the distribution of Series E, Series D, and Series C Liquidation Preference, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A Preferred Stock and common stock, an amount per share equal to the original issue price of $0.28 (as adjusted for all stock splits, stock dividends, combinations, recapitalizations and the like) plus an amount equal to all declared, but unpaid dividends of each share of Series B Preferred Stock (the “Series B Liquidation Preference”). If upon the occurrence of such an event, the assets available for distribution are insufficient to permit the payment of the Series B Liquidation Preference, then the entire assets legally available for distribution shall be distributed ratably among the Series B holders in proportion to the amount to which each such holder would otherwise be entitled.
(v)	Upon completion of the distribution of Series E, Series D, Series C and Series B Liquidation Preference, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the original issue price of $0.23 (as adjusted for all stock splits, stock dividends, combinations, recapitalizations and the like) plus an amount equal to all declared, but unpaid dividends of each share of Series A Preferred Stock (the “Series A Liquidation Preference”). If upon the occurrence of such an event, the assets available for distribution are insufficient to permit the payment of the Series A Liquidation Preference, then the entire assets legally available for distribution shall be distributed ratably among the Series A holders in proportion to the amount to which each such holder would otherwise be entitled.

Conversion — Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock is convertible, at the option of the holder, into the number of fully paid and nonassessable shares of common stock at the initial conversion price per share, which equals the original issue price. Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock automatically converts into common stock upon: (1) the closing of a public offering of common stock with gross proceeds of at least $20 million in the aggregate and at least a price per share based on a pre-offering valuation of $80 million, or (2) upon the approval of the holders of at least 67% of the shares of outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock.

Voting — Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and vote together as one class with the common stock.

Redemption — The Series A, Series B, Series C, Series D and Series E Preferred Stock are not redeemable.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

9. COMMON STOCK

Pursuant to the amendment of the articles of incorporation in August 2010, the Company has increased the authorized number of shares of common stock to 235,000,000. At December 31, 2011, the Company has reserved the following number of shares of common stock for issuance in connection with the following:

Number of shares
Conversion of preferred stock:
Series A	27,501,368
Series B	31,811,122
Series C	32,892,823
Series D	16,446,460
Series E	58,231,095
Options issued and outstanding	19,311,355
Options available for future grant under the stock option plan	14,377,027
Warrant to purchase common stock	1,787,365
Conversion of preferred stock to be issued in connection with warrant exercises:
Series C	345,375
Series D	2,195,595
Total	204,899,585

10. WARRANTS

Warrants outstanding at December 31, 2011, consist of the following:

Warrants to Purchase Shares of:	Expiration Date	Exercise Price per Share	Number of Shares to be Purchased
Common Stock	September 2020	0.05	1,787,365
Series C	August 2016	0.30	345,375
Series D	September 2014 through September 2017	0.30	2,195,595

In September 2010, in connection with the credit agreement described in Note 6, the Company issued a warrant to purchase 1,787,365 shares of common stock at $0.05 per share. The warrant is fully vested and expires in September 2020. The estimated fair value of this warrant of $38,250 was recorded as a deferred charge and is being amortized and charged to financing expense on a straight-line basis over the term of the credit agreement.

The estimated fair value of the warrants to purchase common stock issued in September 2010, were calculated using the Black-Scholes pricing model with the following assumptions: 10 years expected life, risk free interest rate of 1.10%, dividend rate of zero and volatility of 56.57%.

Warrants to purchase 763,202 shares of Series A at $0.23 per share and 1,807,513 shares of Series E at $0.33 per share expired in March 2012 and May 2012, respectively. Warrants to purchase 68,607 shares of common stock at $0.06 per share expired in July 2010.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

11. STOCK OPTIONS

In May 2011, the Company’s shareholders approved the 2011 Stock Option/Stock Issuance Plan (the “2011 Plan”) which provides for the grant of the following stock awards: (i) ISOs, (ii) NSOs, (iii) stock purchase rights, and (iv) restricted stock. Under the 2011 Plan, the Company has the ability to grant incentive and nonstatutory stock options. Incentive stock options may be granted only to Company employees. Nonstatutory stock options may be granted to Company employees, directors and consultants. Such options are exercisable at prices, as determined by the Board, generally equal to the estimated fair value of the Company’s common stock at the date of grant, and have a term of ten years. Options generally vest over a four-year period and are exercisable for a maximum period of ten years after the grant date. Option holders are allowed to exercise unvested options to acquire restricted shares. Upon termination of employment, option holders have a period of three months in which to exercise any remaining vested options. The Company has the right to repurchase at the original purchase price any unvested (but issued) common shares upon termination of service. Unexercised options granted to participants who separate from the Company are forfeited and returned to the pool of stock options available for grant. A total of 24,842,849 shares of common stock were reserved for issuance under the 2011 Plan.

Prior to the 2011 Plan, the Company granted options under the 2001 Plan and the 2004 Management Incentive Plan (the “2004 Plan”). Under the 2001 Plan, the Company had the ability to grant incentive and nonstatutory stock options. Stock options were granted to Company employees, directors and consultants. Pursuant to an employment agreement, then CEO was granted stock option to purchase Company’s common stock under the 2004 Plan. The 2001 Plan was terminated in May 2011 upon its expiration. Additionally, the period to exercise options under the 2004 Plan that vested to then CEO expired in July 2011, subsequent to his termination in July 2010.

The activities under the 2001 and 2004 Plans were as follows:

		Outstanding Options
	Available For Grant	Number of Shares	Range of Exercise Price Per Share	Weighted Average Exercise Price
Balance – December 31, 2009	3,249,618	26,897,605	$0.05 - 0.11	$0.07
Increase in reserve	4,400,000	—	—	—
Granted	(3,266,004)	3,266,004	0.05	0.05
Exercised	—	(200,000)	0.05 - 0.11	0.06
Forfeited	7,587,619	(7,587,619)	0.05 - 0.11	0.11
Balance – December 31, 2010	11,971,233	22,375,990	0.05 - 0.11	0.06
Granted	—	—	—	—
Exercised	—	(27,188)	0.05	0.05
Forfeited – 2001 Plan	7,557,076	(7,557,076)	0.05 - 0.11	0.06
Forfeited – 2004 Plan	5,946,193	(5,946,193)	0.05 - 0.11	0.06
Plan termination	(25,474,502)	—	—	—
Balance – December 31, 2011	—	8,845,533	$0.05 - 0.11	$0.06

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

11. STOCK OPTIONS  – (continued)

The activities under the 2011 Plan are as follows:

		Outstanding Options
	Available For Grant	Number of Shares	Range of Exercise Price Per Share	Weighted Average Exercise Price
Balance – May 18, 2011	—	—	—	—
Reserved under the Plan	24,842,849	—	—	—
Granted	(10,505,822)	10,505,822	$0.05	$0.05
Exercised	—	—	—	—
Forfeited	40,000	(40,000)	0.05	0.05
Balance – December 31, 2011	14,377,027	10,465,822	$0.05	$0.05

The following table summarizes information concerning outstanding and exercisable options under the 2001 and 2011 Plans as of December 31, 2011:

2001 Plan

Exercise Price	Number Outstanding	Weighted Average Years Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares Vested and Exercisable	Weighted Average Exercise Price Per Share
0.05	3,681,292	7.51	$0.05	2,216,955	$0.05
0.06	3,454,241	4.63	0.06	3,389,585	0.06
0.11	1,710,000	6.68	0.11	1,410,208	0.11
2011 Plan

Exercise Price	Number Outstanding	Weighted Average Years Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares Vested and Exercisable	Weighted Average Exercise Price Per Share
$ 0.05	10,465,822	8.51	$0.05	2,344,608	$0.05

The Company’s stock-based compensation expense was approximately $144,000 and $134,000, for the years ended December 31, 2011 and 2010, respectively. As of December 31, 2010, there was approximately $117,000 of total unrecognized cost that will be recognized as operating expense over the weighted average remaining vesting period of 2.36 years.

The Company uses the Black-Scholes option-pricing model to estimate the fair value of options at the grant date. The Black-Scholes model takes into account inputs such as the exercise price, the value of the underlying common stock at the grant date, expected life, expected volatility, risk-free interest rate and dividend yield. The expected term was estimated by analyzing past exercise patterns for similar options and considering matters that might impact future exercise activity. The expected volatility is based on the implied volatility of publicly traded shares of common stock of the Company’s self-designated peer group. The risk-free interest rate is based on the yield of a U.S. Treasury zero-coupon issue with a remaining term equal to the expected life of the option. The fair value of the Company’s options at the grant date during the years ended December 31, 2011 and 2010,was estimated using the following assumptions: 4 year expected life, 0.67% to 2.52% risk free interest rate, dividend rate of zero and volatility of 55% – 70%.

The total estimated fair value of the stock-based compensation awards granted during the years ended December 31, 2011 and 2010, was approximately $212,000 and $54,000, respectively, after accounting for the impact of estimated forfeitures. The Company has established a policy to recognize the stock option expense on a straight-line basis over the requisite service period. The weighted average estimated fair value of options granted for the years ended December 31, 2011 and 2010, was $0.03 and $0.02 per option, respectively.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

12. INCOME TAXES

The provision for income tax of $1,600 has been recorded for the State of California, which assesses a minimum income tax at the corporate level, for the years ended December 31, 2011 and 2010.

The Company has available unused federal net operating losses carryforwards of $47,612,000and $46,658,000 and state net operating losses carryfowards of $45,345,000and $44,355,000during the years ended December 31, 2011 and 2010, respectively, which may be applied against future taxable income through 2031 and 2021.

The Company’s deferred tax assets as of December 31, 2011 and 2010 have been provided with a full valuation allowance. Details are as follows:

	2011	2010
Deferred tax assets:
Federal net operating loss	$16,188,000	$15,864,000
State net operating loss	2,646,000	2,588,000
Other	681,000	970,000
	19,515,000	19,422,000
Less: valuation allowance	19,515,000	19,422,000
	$—	$—

At December 31, 2011, the Company’s federal income tax filings for the years 2008 through 2011 remain subject to examination by the U.S Internal Revenue Service, and state income tax filings for the years 2007 through 2011 remain subject to examination by the state tax authorities.

Internal Revenue Code Section 382 places a limitation (the “Section 382 Limitation”) on the amount of taxable income that can be offset by NOL carryforwards after a change in ownership control (generally greater than 50% change in ownership) of a loss corporation. California has similar rules. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation. Due to these “change in ownership” provisions, the NOL carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods.

13. MAJOR CUSTOMERS

The Company made total sales of $3,807,000 and $3,298,000 to two customers representing 32% and 31% of total sales during the years ended December 31, 2011 and 2010, respectively. Accounts receivable from four and two customers were $3,360,000 and $2,004,000 representing 66% and 53% of net accounts receivable as of December 31, 2011 and 2010, respectively.

14. RETIREMENT PLAN

The Company has a 401(k) defined contribution plan (the Plan) covering all eligible employees who choose to participate. The plan allows employees of at least 21 years of age to defer a portion of their compensation up to the maximum allowable dollar limit that is set by law. The Company may make discretionary matching and certain nonelective contributions to the Plan. The Company did not make any discretionary matching and nonelective contributions to the Plan during the years ended December 31, 2011and 2010.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

15. CONTINGENCIES

Litigation — The Company may be involved in litigation relating to claims arising out of the Company’s operations in the normal course of business. The Company is presently not a party to any material litigation.

16. SUBSEQUENT EVENTS

In March 2012, the Company issued subordinated convertible promissory notes for the remaining $650,000 available under the note purchase and security agreement described in Note 5.

The Company has evaluated subsequent events through June 21, 2012, the date the financial statements were available to be issued.

SENSAGE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF JUNE 30

2012
(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,548,522
Accounts receivable, net of allowance for doubtful accounts of $516,481 in 2012 and $499,529 in 2011	2,658,437
Prepaid expenses and other	204,912
Total current assets	5,411,871
PROPERTY AND EQUIPMENT, at cost:
Computer equipment	840,358
Software	204,174
Leasehold improvements	41,762
Furniture and fixtures	22,621
1,108,915
Less – accumulated depreciation	1,014,171
94,744
OTHER ASSETS	165,373
$5,671,988

See accompanying notes to consolidated financial statements.

SENSAGE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
AS OF JUNE 30

2012
(unaudited)
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current maturities of long-term debt	$921,454
Notes payable	1,300,000
Accounts payable and accrued liabilities	1,265,577
Deferred revenues	4,082,950
Total current liabilities	7,569,981
LONG-TERM DEBT, net of current maturities	955,988
8,525,969
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Common stock, no par value
Authorized – 235,000,000 shares
Issued and outstanding – 17,735,014 shares as of June 30, 2012 and December 31, 2011	1,516,254
Convertible preferred stock – Series A, no par value
Authorized – 28,264,570 shares
Issued and outstanding – 27,501,368 shares as of June 30, 2012 and December 31, 2011 (liquidation preference of $6,325,315)	6,216,082
Convertible preferred stock – Series B, no par value
Authorized – 31,811,122 shares
Issued and outstanding – 31,811,122 shares as of June 30, 2012 and December 31, 2011 (liquidation preference of $8,999,366)	8,894,114
Convertible preferred stock – Series C, no par value
Authorized – 33,238,198 shares
Issued and outstanding – 32,892,823 shares as of June 30, 2012 and December 31, 2011 (liquidation preference of $9,999,418)	9,993,939
Convertible preferred stock – Series D, no par value
Authorized – 18,671,130 shares
Issued and outstanding – 16,446,460 shares as of June 30, 2012 and December 31, 2011 (liquidation preference of $5,005,804)	5,243,336
Convertible preferred stock – Series E, no par value
Authorized – 60,043,720 shares
Issued and outstanding – 58,231,095 shares as of June 30, 2012 and December 31, 2011 (liquidation preference of $19,326,900)	19,402,830
Accumulated deficit	(54,120,536)
Total stockholders’ deficit	(2,853,981)
$5,671,988

See accompanying notes to consolidated financial statements.

SENSAGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30

	2012	2011
	(unaudited)	(unaudited)
REVENUES	$4,369,463	$4,125,082
COST OF REVENUES	1,412,688	1,246,028
Gross profit	2,956,775	2,879,054
RESEARCH AND DEVELOPMENT	1,705,858	2,354,590
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,693,454	2,585,574
Loss from operations	(1,442,537)	(2,061,110)
OTHER INCOME (EXPENSE):
Interest income	117	2,346
Interest expense	(181,008)	(178,762)
Financing expense	(29,743)	(9,644)
Other	6,508	(3,624)
	(204,126)	(189,684)
LOSS BEFORE PROVISION FOR INCOME TAXES	(1,646,663)	(2,250,794)
PROVISION FOR INCOME TAXES	1,600	1,600
NET LOSS	$(1,648,263)	$(2,252,394)

See accompanying notes to consolidated financial statements.

SENSAGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2011 (AUDITED) AND THE SIX MONTHS ENDED JUNE 30, 2012 (UNAUDITED)

	Common Stock		Convertible Series A Preferred Stock		Convertible Series B Preferred Stock		Convertible Series C Preferred Stock		Convertible Series D Preferred Stock		Convertible Series E Preferred Stock		Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE – DECEMBER 31, 2010	17,695,665	1,369,753	27,501,368	6,216,082	31,811,122	8,894,114	32,892,823	9,993,939	16,446,460	5,243,336	58,231,095	19,402,830	(51,781,074)	(661,020)
Compensation expense related to stock options granted to employees	—	144,456	—	—	—	—	—	—	—	—	—	—	—	144,456
Issuance of common stock, net of unamortized early exercises	39,349	2,045	—	—	—	—	—	—	—	—	—	—	—	2,045
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(691,199)	(691,199)
BALANCE – DECEMBER 31, 2011	17,735,014	1,516,254	27,501,368	6,216,082	31,811,122	8,894,114	32,892,823	9,993,939	16,446,460	5,243,336	58,231,095	19,402,830	(52,472,273)	(1,205,718)
Compensation expense related to stock options granted to employees	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of common stock, net of unamortized early exercises	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(1,648,263)	(1,648,263)
BALANCE – JUNE 30, 2012	17,735,014	$1,516,254	27,501,368	$6,216,082	31,811,122	$8,894,114	32,892,823	$9,993,939	16,446,460	$5,243,336	58,231,095	$19,402,830	$(54,120,536)	$(2,853,981)

See accompanying notes to consolidated financial statements.

SENSAGE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30

	2012	2011
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,648,263)	$(2,252,394)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,201	64,148
Provision for doubtful accounts	—	72,479
Noncash finance charges	29,743	9,644
Changes in assets and liabilities –
Accounts receivable	2,346,393	(602,363)
Prepaid expenses and other	19,324	34,392
Other assets	33,015	60,377
Accounts payable and accrued liabilities	(540,198)	(595,353)
Deferred revenues	(335,984)	1,868,866
Total adjustments	1,582,494	912,190
Net cash used in operating activities	(65,769)	(1,340,204)
CASH FLOW FROM INVESTING ACTIVITY:
Purchases of property and equipment	(15,851)	(132,463)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	650,000	—
Payments on notes payable	(417,928)	(68,196)
Net cash provided by (used in) financing activities	232,072	(68,196)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	150,452	(1,540,863)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	2,398,070	3,329,484
CASH AND CASH EQUIVALENTS – END OF PERIOD	$2,548,522	$1,788,621
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$1,600	$1,600
Cash paid during the period for interest	$181,008	$178,762

See accompanying notes to consolidated financial statements.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

1. BUSINESS AND ORGANIZATION

General — Sensage, Inc. was incorporated in the State of California in January 2001. Its two wholly-owned subsidiaries are Sensage International, Inc., incorporated in the State of California in January 2007 and Sensage KK, incorporated in Japan in March 2009 and dissolved in May 2012. All references in these consolidated financial statements to the “Company” refer to Sensage, Inc. and its subsidiaries.

The Company develops and markets a suite of software products that enables companies to extract business information from extremely high-volume log data, giving customers complete visibility into business critical information. The Company also offers solutions that allow reduction of security, compliance and operation risks and improve the ability to respond to risks and security threats. The Company markets its software products directly and through resellers primarily in the United States of America, with growing presence in both Europe and Asia. The majority of the Company’s revenues are from customers in the financial services, health services, communication and utilities industries. The Company’s headquarters is in Redwood City, California.

Liquidity — The Company has experienced substantial losses since its inception and, as of June 30, 2012, had an accumulated deficit of $54,120,536. Such losses and accumulated deficit primarily resulted from the costs incurred in the development, and sales and marketing of the Company’s products. From its inception, the Company has financed its operations primarily by issuing preferred stock and obtaining bank and other debt.

As discussed in Note 5, the Company, in September 2011, issued subordinated secured convertible promissory notes amounting to $650,000. In March 2012, the Company issued subordinated secured convertible promissory notes for the remaining $650,000 available under the credit agreement with existing shareholders. These subordinated secured convertible promissory notes will mature in September 2012, unless extended for another year.

The Company intends to incur significant additional expenses to continue to develop and promote new products as well as to support existing product sales. The Company’s plans to address these liquidity needs include increasing revenues, continuing to control costs, and raising additional debt and equity capital. Any new equity or debt may result in dilution to existing shareholders. There can be no assurance, moreover, that such financing will be available in amounts or on terms commercially acceptable to the Company, if at all.

The continued existence of the Company is dependent on its ability to raise additional debt or equity capital, and eventually establish profitable operations. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of Sensage, Inc. and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Basis of Accounting — The Company uses the accrual basis of accounting for the consolidated financial statements.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash in checking, money market and certificates of deposits, with original maturities of three months or less. The Company has a certificate of deposit amounting to $60,000, as of June 30, 2012 and December 31, 2011, held at a financial institution as collateral for the Company’s credit card agreement.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Accounts Receivable — Accounts receivable include amounts billed, unbilled and currently due from customers, net of allowance for doubtful accounts. The allowance for doubtful accounts is determined based on the collectability of receivables. The Company performs credit evaluations of customers and establishes an allowance for doubtful accounts based on the aging of receivables, payment performance and other information. Accounts receivable are written off against allowance when it is probable that the receivables will not be collected.

Concentration of Credit Risk — Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash greater than $250,000 with each financial institution, and accounts receivable. Management performs ongoing evaluation of its cash management policy and believes that potential loss, if any, is not material to the consolidated financial statements. The Company periodically reviews its cash policies, evaluates its customers’ financial condition and maintains adequate reserves for potential credit losses, which are based on management’s expectations and best estimates.

Property and Equipment — Property and equipment are stated at cost and depreciated and amortized as follows:

Type of Property	Estimated Useful Life (in Years)
Computer equipment	3
Software	3
Leasehold improvements	Life of assets or lease term, whichever is shorter
Furniture and fixtures	3

Depreciation and amortization is computed using the straight-line method. The depreciation and amortization expense was $30,201 and $64,148 during the six months ended June 30, 2012 and 2011, respectively.

Software Development Costs — Costs of internally developed software for resale are expensed until the technological feasibility of the software product has been established. In accordance with the pronouncement on Internal-Use Software under Intangibles — Goodwill and Other topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), software development costs are capitalized and amortized over the product’s estimated useful life. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

Revenue Recognition — The Company recognizes revenue in accordance with the Software topic of the FASB ASC. Revenue, from software arrangements, is allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, postcontract customer support (“PCS”), installation or training. The determination of fair value is based on objective evidence that is specific to the vendor (“VSOE”). If VSOE of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time as VSOE of fair value exists or until all elements of the arrangement are delivered, except in those circumstances in which the residual method may be used as described below.

The Company’s software products are licensed on a perpetual basis. In addition, the Company provides PCS under a separate maintenance agreement, typically twelve months. PCS includes technical support and unspecified software upgrades and enhancements if and when available. Revenue from perpetual software licenses is recognized under the residual method for arrangements in which the software is sold with PCS and/or professional services, and the Company has established VSOE of fair value for PCS and professional services.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Company recognizes software licenses, PCS or professional services revenue only when there is a persuasive evidence of an arrangement, delivery to the customer has occurred, the fee is fixed and determinable and collectability is reasonably assured.

Revenue from PCS is deferred and recognized ratably over the term of each maintenance agreement. Revenue from professional services is recognized as the services are performed.

Payments received in advance of revenue recognition are reflected as deferred revenue until earned.

Cost of Revenues — Cost of professional services and PCS revenues consist primarily of employee-related and subcontractor costs associated with these services.

Research and Development — All research and development costs are expensed as incurred.

Leases — Leases that meet certain criteria as described in the Leases topic of the FASB ASC are accounted for as capital leases. Such lease liabilities and related assets are recorded at amounts equal to the present value of the minimum lease payments at the inception of the lease. Assets under capital leases in 2010 were amortized ratably over the shorter of their related lease terms or their economic lives. Interest expense relating to the lease obligation is recorded to result in a constant rate of interest over the terms of the leases.

Leases where the lessor retains substantially all the risks and benefits of ownership of the assets are classified as operating leases. Operating lease payments are recognized as an expense on a straight-line basis over the lease term. Accordingly, the impact of scheduled rent increases is recognized over the lease term. The difference between the amount of rent expense and actual lease payments is reflected as deferred rent included under accounts payable and accrued expenses.

Income Taxes — The Company recognizes deferred income tax assets and liabilities for the expected future tax consequences on income events that have been included in the consolidated financial statements or tax returns during the year.

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The provision for deferred income taxes represents the change during the period in the deferred income tax assets and deferred income tax liabilities. The components of the deferred income tax assets and liabilities are individually classified as current and noncurrent based on their characteristics. Valuation allowance is established if it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company also recognizes the impact of an uncertain tax position on the income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than 50% likelihood of being sustained.

Stock-Based Compensation — The Company accounts for share-based payments in accordance with the Compensation — Stock Compensation topic of the FASB ASC for share-based payments to employees and Equity-Based Payments to Non-Employees topic for equity instruments issued to non-employees. Compensation expense for all share-based payment awards is determined based on the grant-date fair value. Accordingly, the fair value of the estimated number of shares ultimately expected to vest is recognized as compensation expense on a straight-line basis over the requisite service period, which is typically the vesting period of each award.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

2. SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Estimates Included in the Consolidated Financial Statements — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on historical experience and information that is available to management about current events and actions the Company may take in the future. Significant items subject to estimates and assumptions include the valuation of allowances for accounts receivable, deferred income tax, legal liabilities and assets and obligations related to employee benefit plans. Actual results could differ from those estimates.

3. RECENT ACCOUNTING PRONOUNCEMENTS

In May 2011, the FASB issued additional guidance on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements. The updated guidance is effective on a prospective basis for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The accounts payable and accrued expenses consist of the following:

	June 30, 2012	December 31, 2011
Accounts payable	$222,636	$131,616
Vacation, bonuses and payroll taxes	582,746	770,352
Accrued commission	132,280	489,335
Other	327,915	414,472
	$1,265,577	$1,805,775

5. NOTES PAYABLE

In September 2011, the Company entered into a note purchase and security agreement with existing shareholders for the issuance of subordinated secured convertible promissory notes (collectively referred to as the “Convertible Notes”) for borrowings up to $1,300,000. On the same date, the first tranche of $650,000 was drawn. In March 2012, the Company issued subordinated secured convertible promissory notes for the remaining $650,000 available under the credit agreement with existing shareholders. The Convertible Notes bear interest at 8.00% per annum and mature on September 15, 2012, unless extended for another year. Borrowings under the Convertible Notes are collateralized by substantially all of the Company’s personal property, including its intellectual property. The Convertible Notes are subordinated to the Long-Term Debt described in Note 6.

The Convertible Notes may be converted into preferred stock, as follows: (a) optional conversion prior to maturity date or an acquisition, in the event that the Company consummated a qualified equity financing, as defined; (b) conversion at maturity date at the option of the supermajority lenders into a to-be-designated senior stock; (c) automatic conversion in the event that an affiliated lender group does not participate in the additional future tranches available under the agreement.

In the event that the Company consummates a qualified equity financing prior to the earlier of the maturity date or an acquisition, the outstanding balance of the Convertible Notes as of the closing date may be converted at the option of the Supermajority Lenders. The conversion to a New Series F Preferred stock will be

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

5. NOTES PAYABLE  – (continued)

determined by dividing the outstanding amount by the price per share equal to 75% of price paid by the lead investor in the qualified equity financing.

At maturity date and at the option of the Supermajority Lenders, the outstanding balance of the Convertible Notes may be converted to a number of shares of a to-be designated series of Preferred Stock that will rank senior to all preferred stock then authorized and outstanding (Senior Stock). The Senior Stock will have the same rights, preferences and privileges as the Company’s Series E Preferred Stock except with respect to its liquidation preference of 2.5 times its original issue price. The Convertible Notes may be converted to a number of shares determined by dividing the outstanding balance by the price per share of the Senior Stock of $0.33 per share.

The Company determined that the conversion feature of the Convertible Notes are not beneficial at the commitment date but will become beneficial upon the consummation of a qualified equity financing. As such, no portion of the proceeds for the issuance of the Convertible Notes is attributed to the conversion feature. The beneficial conversion feature contingent to the consummation of a qualified equity financing shall be recognized in earnings once the event occurs.

6. LONG-TERM DEBT

The long-term debt consists of the following:

	June 30, 2012	December 31, 2011
13% note payable (effective interest of 4%), with monthly interest only payments from September 2010 through May 2011, and monthly thereafter, principal installments of $92,658, through May 31, 2014, secured by intellectual property	$1,877,442	$2,295,370
Less – current maturities	921,454	863,767
	$955,988	$1,431,603

In connection with the note payable, the Company issued a warrant to purchase 1,787,365 shares of common stock at $0.05 per share. This warrant is fully vested and expires in September 2020.

The long-term debt matures as follows:

Years Ending	Amounts
June 30, 2013	$921,454
June 30, 2014	955,988
$1,877,442

7. LEASE COMMITMENTS

In January 2011, the Company entered into a new operating lease for an office space effective March 2011. The new lease will expire in February 2013. The rent expenses, under the operating leases, were $94,573 and $158,976 during the six months ended June 30, 2012 and 2011, respectively.

The expected future minimum payments under the lease, for the period from July 2012 through expiration in February 2013, amount to approximately $125,000.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

8. PREFERRED STOCK

The Company’s Articles of Incorporation was amended and restated in August 2010. The amended articles of incorporation increased the number of authorized shares of capital stock to 235,000,000 shares of common stock and 172,028,740 shares of convertible preferred stock.

The convertible preferred stock designations are as follows:

Preferred stock	Number of shares
Series A	28,264,570
Series B	31,811,122
Series C	33,238,198
Series D	18,671,130
Series E	60,043,720

In September 2010, the Company entered into an agreement to issue 10,544,888 shares of Series E Convertible Preferred Stock to various investors at its original issue price of $0.33 per share (total gross proceeds of $3,500,000).

The holders of Series A, Series B, Series C, Series D and Series E Preferred Stock have rights, preferences, and privileges as follows:

Dividends — Holders of Series A, Series B, Series C, Series D and Series E Preferred Stock are entitled to receive noncumulative dividends at a rate of 8% per annum of the original issue price (as adjusted for all stock splits, stock dividends, combinations, recapitalizations, and the like) when and if declared by the Board of Directors. No dividends have been declared to date.

Liquidation — In the event of liquidation (as defined), distributions to the shareholders of the Company shall be in the following manner:

(i)	Holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A, Series B, Series C and Series D Preferred Stock, and common stock, an amount per share equal to the original issue price of $0.33 (as adjusted for all stock splits, stock dividends, combinations, recapitalizations and the like) plus an amount equal to all declared, but unpaid dividends of each share of Series E Preferred Stock (the “Series E Liquidation Preference”). If upon the occurrence of such an event, the assets available for distribution are insufficient to permit the payment of the Series E Liquidation Preference, then the entire assets legally available for distribution shall be distributed ratably among the Series E holders in proportion to the amount to which each such holder would otherwise be entitled.
(ii)	Upon completion of the distribution of Series E Liquidation Preference, the holders of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A, Series B, Series C Preferred Stock, and common stock, an amount per share equal to the original issue price of $0.30 (as adjusted for all stock splits, stock dividends, combinations, recapitalizations and the like) plus an amount equal to all declared, but unpaid dividends of each share of Series D Preferred Stock (the “Series D Liquidation Preference”). If upon the occurrence of such an event, the assets available for distribution are insufficient to permit the payment of the Series D Liquidation Preference, then the entire assets legally available for distribution shall be distributed ratably among the Series D holders in proportion to the amount to which each such holder would otherwise be entitled.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

8. PREFERRED STOCK  – (continued)

(iii)	Upon completion of the distribution of Series E and Series D Liquidation Preference, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A, Series B Preferred Stock, and common stock, an amount per share equal to the original issue price of $0.30 (as adjusted for all stock splits, stock dividends, combinations, recapitalizations and the like) plus an amount equal to all declared, but unpaid dividends of each share of Series C Preferred Stock (the “Series C Liquidation Preference”). If upon the occurrence of such an event, the assets available for distribution are insufficient to permit the payment of the Series C Liquidation Preference, then the entire assets legally available for distribution shall be distributed ratably among the Series C holders in proportion to the amount to which each such holder would otherwise be entitled.
(iv)	Upon completion of the distribution of Series E, Series D, and Series C Liquidation Preference, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Series A Preferred Stock and common stock, an amount per share equal to the original issue price of $0.28 (as adjusted for all stock splits, stock dividends, combinations, recapitalizations and the like) plus an amount equal to all declared, but unpaid dividends of each share of Series B Preferred Stock (the “Series B Liquidation Preference”). If upon the occurrence of such an event, the assets available for distribution are insufficient to permit the payment of the Series B Liquidation Preference, then the entire assets legally available for distribution shall be distributed ratably among the Series B holders in proportion to the amount to which each such holder would otherwise be entitled.
(v)	Upon completion of the distribution of Series E, Series D, Series C and Series B Liquidation Preference, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the original issue price of $0.23 (as adjusted for all stock splits, stock dividends, combinations, recapitalizations and the like) plus an amount equal to all declared, but unpaid dividends of each share of Series A Preferred Stock (the “Series A Liquidation Preference”). If upon the occurrence of such an event, the assets available for distribution are insufficient to permit the payment of the Series A Liquidation Preference, then the entire assets legally available for distribution shall be distributed ratably among the Series A holders in proportion to the amount to which each such holder would otherwise be entitled.

Conversion — Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock is convertible, at the option of the holder, into the number of fully paid and nonassessable shares of common stock at the initial conversion price per share, which equals the original issue price. Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock automatically converts into common stock upon: (1) the closing of a public offering of common stock with gross proceeds of at least $20 million in the aggregate and at least a price per share based on a pre-offering valuation of $80 million, or (2) upon the approval of the holders of at least 67% of the shares of outstanding Series A, Series B, Series C, Series D and Series E Preferred Stock.

Voting — Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and vote together as one class with the common stock.

Redemption — The Series A, Series B, Series C, Series D and Series E Preferred Stock are not redeemable.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

9. COMMON STOCK

Pursuant to the amendment of the articles of incorporation in August 2010, the Company has increased the authorized number of shares of common stock to 235,000,000. At June 30, 2012 and December 31, 2011, the Company has reserved the following number of shares of common stock for issuance in connection with the following:

Number of shares
Conversion of preferred stock:
Series A	27,501,368
Series B	31,811,122
Series C	32,892,823
Series D	16,446,460
Series E	58,231,095
Options issued and outstanding	18,576,355
Options available for future grant under the stock option plan	15,112,027
Warrant to purchase common stock	1,787,365
Conversion of preferred stock to be issued in connection with warrant exercises:
Series C	345,375
Series D	2,195,595
Total	204,899,585

10. WARRANTS

Warrants outstanding at June 30, 2012, consist of the following:

Warrants to Purchase Shares of:	Expiration Date	Exercise Price per Share	Number of Shares to be Purchased
Common Stock	September 2020	0.05	1,787,365
Series C	August 2016	0.30	345,375
Series D	September 2014 through September 2017	0.30	2,195,595

In September 2010, in connection with the credit agreement described in Note 6, the Company issued a warrant to purchase 1,787,365 shares of common stock at $0.05 per share. The warrant is fully vested and expires in September 2020. The estimated fair value of this warrant of $38,250 was recorded as a deferred charge and is being amortized and charged to financing expense on a straight-line basis over the term of the credit agreement.

The estimated fair value of the warrants to purchase common stock issued in September 2010, were calculated using the Black-Scholes pricing model with the following assumptions: 10 years expected life, risk free interest rate of 1.10%, dividend rate of zero and volatility of 56.57%.

Warrants to purchase 763,202 shares of Series A at $0.23 per share and 1,807,513 shares of Series E at $0.33 per share expired in March 2012 and May 2012, respectively. Warrants to purchase 68,607 shares of common stock at $0.06 per share expired in July 2010.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

11. STOCK OPTIONS

In May 2011, the Company’s shareholders approved the 2011 Stock Option/Stock Issuance Plan (the “2011 Plan”) which provides for the grant of the following stock awards: (i) ISOs, (ii) NSOs, (iii) stock purchase rights, and (iv) restricted stock. Under the 2011 Plan, the Company has the ability to grant incentive and nonstatutory stock options. Incentive stock options may be granted only to Company employees. Nonstatutory stock options may be granted to Company employees, directors and consultants. Such options are exercisable at prices, as determined by the Board, generally equal to the estimated fair value of the Company’s common stock at the date of grant, and have a term of ten years. Options generally vest over a four-year period and are exercisable for a maximum period of ten years after the grant date. Option holders are allowed to exercise unvested options to acquire restricted shares. Upon termination of employment, option holders have a period of three months in which to exercise any remaining vested options. The Company has the right to repurchase at the original purchase price any unvested (but issued) common shares upon termination of service. Unexercised options granted to participants who separate from the Company are forfeited and returned to the pool of stock options available for grant. A total of 24,842,849 shares of common stock were reserved for issuance under the 2011 Plan.

Prior to the 2011 Plan, the Company granted options under the 2001 Plan and the 2004 Management Incentive Plan (the “2004 Plan”). Under the 2001 Plan, the Company had the ability to grant incentive and nonstatutory stock options. Stock options were granted to Company employees, directors and consultants. Pursuant to an employment agreement, then CEO was granted stock option to purchase Company’s common stock under the 2004 Plan. The 2001 Plan was terminated in May 2011 upon its expiration. Additionally, the period to exercise options under the 2004 Plan that vested to then CEO expired in July 2011, subsequent to his termination in July 2010.

The activities under the 2001 and 2004 Plans were as follows:

	Available For Grant	Outstanding Options
		Number of Shares	Range of Exercise Price Per Share	Weighted Average Exercise Price
Balance – December 31, 2010	11,971,233	22,375,990	0.05 – 0.11	0.06
Granted	—	—	—	—
Exercised	—	(27,188)	0.05	0.05
Forfeited – 2001 Plan	7,557,076	(7,557,076)	0.05 – 0.11	0.06
Forfeited – 2004 Plan	5,946,193	(5,946,193)	0.05 – 0.11	0.06
Plan termination	(25,474,502)	—	—	—
Balance – December 31, 2011	—	8,845,533	0.05 – 0.11	0.06
Forfeited – 2001 Plan	620,000	(620,000)	0.05 – 0.11	0.06
Transfer to 2011 Plan	(620,000)	—	—	—
Balance – June 30, 2012	—	8,225,533	$0.05 – 0.11	$0.06

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

11. STOCK OPTIONS  – (continued)

The activities under the 2011 Plan are as follows:

	Available For Grant	Outstanding Options
		Number of Shares	Range of Exercise Price Per Share	Weighted Average Exercise Price
Balance – May 18, 2011	—	—	—	—
Reserved under the Plan	24,842,849	—	—	—
Granted	(10,505,822)	10,505,822	$0.05	$0.05
Exercised	—	—	—	—
Forfeited	40,000	(40,000)	0.05	0.05
Balance – December 31, 2011	14,377,027	10,465,822	0.05	0.05
Transfer from 2001 Plan	620,000	—	—	—
Forfeited – 2011 Plan	115,000	(115,000)	0.05	0.05
Balance – June 30, 2012	15,112,027	10,350,822	$0.05	$0.05

The following table summarizes information concerning outstanding and exercisable options under the 2001 and 2011 Plans as of June 30, 2012:

2001 Plan

Exercise Price	Number Outstanding	Weighted Average Years Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares Vested and Exercisable	Weighted Average Exercise Price Per Share
0.05	3,061,292	7.01	$0.05	2,216,955	$0.05
0.06	3,454,241	4.13	0.06	3,389,585	0.06
0.11	1,710,000	6.18	0.11	1,410,208	0.11
2011 Plan

Exercise Price	Number Outstanding	Weighted Average Years Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares Vested and Exercisable	Weighted Average Exercise Price Per Share
$ 0.05	10,350,822	8.01	$0.05	2,344,608	$0.05

The Company’s stock-based compensation expense was approximately $25,000 and $72,000, for the six months ended June 30, 2012 and 2011, respectively.

The Company uses the Black-Scholes option-pricing model to estimate the fair value of options at the grant date. The Black-Scholes model takes into account inputs such as the exercise price, the value of the underlying common stock at the grant date, expected life, expected volatility, risk-free interest rate and dividend yield. The expected term was estimated by analyzing past exercise patterns for similar options and considering matters that might impact future exercise activity. The expected volatility is based on the implied volatility of publicly traded shares of common stock of the Company’s self-designated peer group. The risk-free interest rate is based on the yield of a U.S. Treasury zero-coupon issue with a remaining term equal to the expected life of the option. The fair value of the Company’s options at the grant date during the years ended December 31, 2011, was estimated using the following assumptions: 4 year expected life, 0.67% to 2.52% risk free interest rate, dividend rate of zero and volatility of 55% – 70%. There were no options issued during the first six months of 2012.

SENSAGE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2012
(unaudited)

11. STOCK OPTIONS  – (continued)

The total estimated fair value of the stock-based compensation awards granted during the six months ended June 30, 2012 and 2011, was approximately $0 and $54,000, respectively, after accounting for the impact of estimated forfeitures. The Company has established a policy to recognize the stock option expense on a straight-line basis over the requisite service period. The weighted average estimated fair value of options granted for the years ended December 31, 2011 and 2010, was $0.03 and $0.02 per option, respectively.

12. RETIREMENT PLAN

The Company has a 401(k) defined contribution plan (the Plan) covering all eligible employees who choose to participate. The plan allows employees of at least 21 years of age to defer a portion of their compensation up to the maximum allowable dollar limit that is set by law. The Company may make discretionary matching and certain non-elective contributions to the Plan. The Company did not make any discretionary matching and non-elective contributions to the Plan during the six months ended June 30, 2012 and 2011.

13. SUBSEQUENT EVENTS

On September 13, 2012, the Company signed a merger agreement with KEYW Holding Company.